                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Digital
Origin, Inc. Selected Historical Financial Data" and "Experts" and to the use of our report dated November 3, 1999, incorporated by reference in the Proxy Statement of Media 100 Inc. and Digital Origin, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of Media 100 Inc. for the registration of 3,725,483 shares of its common stock.

                                          /s/ Ernst & Young LLP

San Jose, California
March 14, 2000